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                                                           Exhibit 8 (Ex. 99.C2)

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of our report dated October 26, 2000 relating to the Statement of Net Assets of The PaineWebber Pathfinders Trust, Treasury and Growth Stock, Series 26 including the Schedule of Investments, included herein, and to the reference made to us under the caption "Independent Auditors" in the Prospectus.


ERNST & YOUNG, LLP

October 26, 2000
New York, New York